UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 26, 2019 (March 20, 2019)

LINCOLNWAY ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

The information provided below in Item 5.02(b) with respect to the Separation Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Separation Agreement with Former Chief Executive Officer

As previously disclosed on the Current Report on Form 8-K filed by Lincolnway Energy, LLC (the “Company”) with the Securities and Exchange Commission on March 7, 2019, the directors of the Company terminated the employment of Eric Hakmiller as President and Chief Executive Officer on March 4, 2019.  The directors elected to have Mr. Hakmiller remain an employee of the Company until April 3, 2019 in satisfaction of the thirty (30) day notice of termination required pursuant to the terms of Mr. Hakmiller’s employment agreement with the Company.  During such thirty-day period, Mr. Hakmiller will continue to receive his base compensation, 401(k) plan contributions and health benefits.

On March 20, 2019, Mr. Hakmiller and the Company entered into a Separation Agreement (the “Separation Agreement”) which will become effective March 28, 2019 (the “Effective Date”) unless revoked by Mr. Hakmiller prior to such date.  Pursuant to the Separation Agreement, Mr. Hakmiller will receive (i) a severance payment in the amount of $25,000 less standard tax and other applicable withholdings (the “Severance Payment”), and (ii) a payment of $16,383.93 for accrued but unused paid time off (the “PTO Payment”).  The Company will also make a payment to Mr. Hakmiller in the amount of $5,245 which was calculated in accordance with, and is payable to Mr. Hakmiller pursuant to, the Equivalent Unit Award Plan attached as Schedule 2 to Mr. Hakmiller’s employment agreement (“Equivalent Unit Award Payment”).

Mr. Hakmiller also agreed to remain available through February 28, 2021 to consult with the Company, as reasonably requested, regarding certain matters in which Mr. Hakmiller was involved or about which he may have knowledge.  The Company will pay Mr. Hakmiller for such consulting services at an hourly rate of $200 per hour plus reimbursement of out-of-pocket costs and expenses.

The Separation Agreement contains a general release and waiver of claims pursuant to which Mr. Hakmiller agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Separation Agreement. In consideration for the general release, the Company released Mr. Hakmiller from certain non-competition restrictions set forth in his employment agreement; however, Mr. Hakmiller will continue to be bound the non-solicitation, confidentiality and other post-termination provisions set forth in his employment agreement.  Mr. Hakmiller’s right to receive the Severance Payment and his release form the specified non-competition restrictions are contingent upon his not revoking his signature on the Separation Agreement prior to the Effective Date.  Mr. Hakmiller shall be entitled to receive the PTO Payment and the Equivalent Unit Award Payment regardless of any such revocation.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Separation Agreement between Lincolnway Energy, LLC and Eric Hakmiller dated March 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: March 25, 2019	By:	/s/ Michael A. Hollenberg
Michael A. Hollenberg
President and Chief Executive Officer